NEWS RELEASE

FOR IMMEDIATE RELEASE
HOUSTON and LONDON, October 31, 2025

LyondellBasell Reports Third Quarter 2025 Earnings

•Net (loss) income: $(890) million, $330 million excluding identified items1
•Diluted (loss) earnings per share: $(2.77) per share; $1.01 per share excluding identified items
•EBITDA: $(480) million, $835 million excluding identified items
•Non-cash asset write-downs: $1,202 million
•Cash from operating activities: $983 million
•Strong cash conversion2 of 135% during 3Q25
•Returned $443 million to shareholders during 3Q25 through dividends
•Continued to navigate the cycle with operational and financial discipline:
◦Cash Improvement Plan remains on track to deliver target of $600 million3 for 2025
◦Operational improvements from higher rates for Hyperzone PE and Channelview PO/TBA exceeding benchmark for nameplate operating rate
◦Advanced Polymers Solutions portfolio transformation and increased customer satisfaction driving business improvement
◦European asset sale moving forward with regulatory approvals and execution of purchase agreement
LyondellBasell Industries (NYSE: LYB) (the "company") today announced results for the third quarter 2025. Comparisons with the prior quarter and third quarter 2024 are available in the following table:
Table 1 - Earnings Summary

Millions of U.S. dollars (except share data)	Three Months Ended			Nine Months Ended
	September 30 2025	June 30 2025	September 30 2024	September 30 2025	September 30 2024
Sales and other operating revenues	$7,727	$7,658	$8,604	$23,062	$25,586
Net (loss) income	(890)	115	573	(598)	1,970
Diluted (loss) earnings per share	(2.77)	0.34	1.75	(1.89)	6.00
Weighted average diluted share count	322	322	326	322	326
EBITDA[1]	(480)	606	1,170	781	3,859

Excluding Identified Items1

Net income excluding identified items	$330	$202	$626	$642	$1,783
Diluted earnings per share excluding identified items	1.01	0.62	1.91	1.96	5.43
Loss (gain) on sale of business, pre-tax	6	—	—	6	(293)
Asset write-downs, pre-tax	1,202	32	—	1,234	—
Cash Improvement Plan costs, pre-tax	7	20	—	27	—
Dutch PO joint venture exit costs, pre-tax	—	—	—	117	—
European transaction costs, pre-tax	17	10	—	27	—
Loss (income) from discontinued operations, pre-tax	83	47	70	(66)	44
EBITDA excluding identified items	835	715	1,205	2,126	3,498
(1) See “Information Related to Financial Measures” for a discussion of the company’s use of non-GAAP financial measures and Tables 2-6 for reconciliations or calculations of these financial measures. “Identified items” include adjustments for lower of cost or market ("LCM"), gain or loss on sale of business, asset write-downs in excess of $10 million in aggregate for the period, Cash Improvement Plan costs, Dutch PO joint venture exit costs, European transaction costs and discontinued operations.
(2) Cash conversion is net cash provided by operating activities divided by EBITDA excluding adjustments for LCM, gain or loss on sale of business and asset write-downs in excess of $10 million in aggregate for the period.
(3) Relative to LYB internal plan for 2025 to current year-end, net of <$50 MM in implementation costs

“LYB continues to navigate a challenging market environment while remaining focused on delivering long-term value,” said Peter Vanacker, LyondellBasell Chief Executive Officer. “Our Cash Improvement Plan is on track to achieve our $600 million target in 2025 and a minimum of $1.1 billion by the end of 2026, by reducing fixed costs, managing working capital and optimizing capital investment to strengthen free cash flow. We are prioritizing our investment-grade balance sheet while investing in safe and reliable operations. Our strategy is resilient and we remain confident in our ability to create long-term value for investors.”

THIRD QUARTER 2025 RESULTS
The company reported a net loss for the third quarter 2025 of $890 million, or $2.77 per diluted share. During the quarter, the company recognized $1.2 billion of identified items, net of tax. These items, which impacted third-quarter earnings by $3.78 per share, included non-cash asset write-downs, costs incurred for transactions, the Cash Improvement Plan and discontinued operations. Third quarter 2025 EBITDA was $(480) million, or $835 million excluding identified items.

In the Olefins and Polyolefins Americas segment, improved profitability was supported by increased olefins margins and higher sales volumes following the successful completion of turnarounds at the company's facility in Channelview, Texas. Polyethylene spreads decreased as monomer costs rose. LYB sales volumes improved on higher domestic demand for polyethylene supported by the company's strong North American market position, along with higher export flows to key global markets. Polypropylene demand remained weak. In Europe, improved operations yielded higher monomer volumes while polymer prices were pressured by increased competition from imports.

In the Intermediates and Derivatives segment, oxyfuels results benefited from increased octane blend premiums, lower butane raw material prices and modestly higher sales volumes, partially offset by declining styrene margins as global supply normalized. In September, LYB started a two-month turnaround at its La Porte, Texas acetyls unit that will position the asset for improved productivity and reliability.

LyondellBasell generated $983 million in cash from operating activities with 135% cash conversion2 during the third quarter. LYB continued to balance capital allocation between capital expenditures of $406 million and $443 million of shareholder returns through dividends. Cash increased and at the end of the quarter, LYB held $1.8 billion in cash and cash equivalents and maintained $6.5 billion in available liquidity.

STRATEGY HIGHLIGHTS
LYB continues to balance capital allocation between investment in the business and shareholder returns while prioritizing safe and reliable operations. LYB is executing on its priorities and the Cash Improvement Plan remains on track to deliver on a $600 million target for 20253 and a minimum of $1.1 billion by the end of 2026. Capital expenditures will be reduced to $1.2 billion in 2026 by optimizing maintenance spending while supporting the ongoing construction of the company's first chemical recycling plant, MoReTec-1, in Germany. The company took another step in its portfolio transformation with regulatory approvals and the purchase agreement for the sale of four European assets. The company's focus on operational and commercial excellence continues to drive results with the Channelview PO/TBA facility exceeding nameplate operating rates, the Hyperzone polyethylene plant delivering improved performance and the Advanced Polymer Solutions segment leveraging a 75% increase in customer satisfaction relative to 2023 to drive improved business performance.

OUTLOOK
In the fourth quarter, year-end seasonality and lower operating rates are expected to impact results across most businesses. In North America, higher natural gas and feedstock costs are likely to pressure integrated polyolefins margins. In Europe, weak industrial and consumer demand is expected to persist. Global capacity rationalizations and anti-involution measures in China are supporting a more constructive mid-term outlook for the industry. Industry downtime supported oxyfuels margins during October, but seasonally higher costs for feedstocks and lower octane values are expected to pressure oxyfuels profitability for the remainder of the quarter. In Advanced Polymer Solutions, pricing pressures persist, but cost reduction initiatives are expected to offset some of the impact.

In November, LYB will idle its larger cracker in Wesseling, Germany and one of the propylene oxide/styrene monomer units in Channelview, Texas. Each asset will be down for about 40 days. The downtime will allow for maintenance activities while aligning production with global demand and reducing working capital. The company expects fourth-quarter operating rates of 80% for North American olefins and polyolefins (O&P) assets, 60% for European O&P assets and 75% for Intermediates & Derivatives (I&D) assets.

CONFERENCE CALL
LYB will host a conference call October 31 at 11 a.m. ET. Participants on the call will include Chief Executive Officer Peter Vanacker, Executive Vice President and Chief Financial Officer Agustin Izquierdo, Executive Vice President of Global Olefins and Polyolefins Kim Foley, Executive Vice President of Intermediates and Derivatives Aaron Ledet, Executive Vice President of Advanced Polymer Solutions Torkel Rhenman and Head of Investor Relations David Kinney. For event access, the toll-free dial-in number is 1-877-407-8029, international dial-in number is 201-689-8029 or click the CallMe link. The slides and webcast that accompany the call will be available at investors.lyondellbasell.com/earnings. A replay of the call will be available from 1:00 p.m. ET October 31 until December 1, 2025. The replay toll-free dial-in numbers are 1-877-407-8029 and 201-689-8029. The access ID for each is 13746207.

ABOUT LYONDELLBASELL
We are LyondellBasell (NYSE: LYB) – a leader in the global chemical industry creating solutions for everyday sustainable living. Through advanced technology and focused investments, we are enabling a circular and low carbon economy. Across all we do, we aim to unlock value for our customers, investors and society. As one of the world's largest producers of polymers and a leader in polyolefin technologies, we develop, manufacture and market high-quality and innovative products for applications ranging from sustainable transportation and food safety to clean water and quality healthcare. For more information, please visit www.LyondellBasell.com or follow @LyondellBasell on LinkedIn.

FORWARD-LOOKING STATEMENTS
The statements in this release relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management of LyondellBasell which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. When used in this release, the words “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Actual results could differ materially based on factors including, but not limited to, market conditions, including the prolonged industry downturn, the business cyclicality of the chemical and polymers industries; the availability, cost and price volatility of raw materials and utilities, particularly the cost of oil, natural gas, and associated natural gas liquids; our ability to successfully implement initiatives identified pursuant to our Value Enhancement Program and generate anticipated earnings; competitive product and pricing pressures; labor conditions; our ability to attract and retain key personnel; operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, supplier disruptions, labor shortages, strikes, work stoppages or other labor difficulties, transportation interruptions, spills and releases and other environmental risks); the supply/demand balances for our and our joint ventures’ products; industry production capacities, operating rates, and the pace of global capacity rationalizations; our ability to manage costs; future financial and operating results; our ability to complete capital projects on time and on budget and successfully operate the asset; our ability to align our assets and grow and upgrade our core, including completing the proposed sale of certain European assets; our ability to reduce our fixed costs and increase cash flow; legal and environmental proceedings; tax rulings and related consequences or proceedings; the impacts of tariffs and trade disruptions; technological developments, and our ability to develop new products and process technologies; our ability to meet our sustainability goals, including the ability to operate safely, increase production of recycled and renewable-based polymers to meet our targets and forecasts, and reduce our emissions and achieve net zero emissions by the time set in our goals; our ability to procure energy from renewable sources; our ability to build a profitable Circular & Low Carbon Solutions business; our ability to improve the business performance of our Advanced Polymers Solutions segment and its ability to secure new customers; potential governmental regulatory actions; political unrest and terrorist acts; risks and uncertainties posed by international operations, including foreign currency fluctuations; our ability to maintain our investment-grade credit rating and execute our capital allocation strategy, including our ability to pay dividends; and our ability to comply with debt covenants and to repay our debt. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2024, which can be found at www.LyondellBasell.com on the Investors page and on the Securities and Exchange Commission’s website at www.sec.gov. There is no assurance that any of the actions, events or results of the forward-looking statements will occur, or if any of them do, what impact they will have on our results of operations or financial condition. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management of LyondellBasell at the time the statements are made. LyondellBasell does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This release contains time sensitive information that is accurate only as of the date hereof. Information contained in this release is unaudited and is subject to change.

INFORMATION RELATED TO FINANCIAL MEASURES
This release makes reference to certain non-GAAP financial measures as defined in Regulation G of the U.S. Securities Exchange Act of 1934, as amended.

We report our financial results in accordance with U.S. generally accepted accounting principles, but believe that certain non-GAAP financial measures, such as EBITDA, and EBITDA, net income and diluted EPS exclusive of identified items provide useful supplemental information to investors regarding the underlying business trends and performance of the company's ongoing operations and are useful for period-over-period comparisons of such operations. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

We calculate EBITDA as net income (loss) plus interest expense (net), provision for (benefit from) income taxes, and depreciation and amortization. EBITDA should not be considered an alternative to profit or operating profit for any period as an indicator of our performance, or as an alternative to operating cash flows as a measure of our liquidity. We also present EBITDA, net income and diluted EPS exclusive of identified items. Identified items include adjustments for “lower of cost or market" (“LCM”), gain or loss on sale of business, asset write-downs in excess of $10 million in aggregate for the period, Cash Improvement Plan costs, Dutch PO joint venture exit costs, European transaction costs and discontinued operations. Asset write-downs include impairments of goodwill, impairments of long-lived assets, a write-down of a related party loan receivable and a fourth quarter 2024 deferred tax valuation allowance for one of our Chinese joint ventures recognized in Income (loss) from equity investments. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (“LIFO”) inventory valuation methodology, which means that the most recently incurred costs are charged to cost of sales and inventories are valued at the earliest acquisition costs. Fluctuation in the prices of crude oil, natural gas and correlated products from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent interim periods, within the same fiscal year as the charge, as market prices recover. A gain or loss on sale of a business is calculated as the consideration received from the sale less its carrying value. We evaluate property, plant and equipment and definite-lived intangible assets whenever impairment indicators are present. If it is determined that an asset or asset group’s undiscounted future cash flows will not be sufficient to recover the carrying amount, an impairment charge is recognized to write the asset down to its estimated fair value. Goodwill is tested for impairment annually in the fourth quarter or whenever events or changes in circumstances indicate that the fair value of a reporting unit with goodwill is below its carrying amount. If it is determined that the carrying value of the reporting unit including goodwill exceeds its fair value, an impairment charge is recognized. We assess our equity investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. If the decline in value is considered to be other than temporary the investment is written down to its estimated fair value. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In June 2025, we announced plans to sell select olefins & polyolefins assets and the associated business in Europe, resulting in selling expenses, separation costs and employee-related charges (collectively referred to as "transaction costs"). In April 2025, the Company announced the Cash Improvement Plan, focused on strengthening financial performance, which resulted in employee-related charges across all segments. In March 2025, we announced plans to permanently close our Dutch PO joint venture asset, resulting in the recognition of shutdown-related costs. In February 2025, we ceased business operations at our Houston refinery. Accordingly, our refining business, previously disclosed as the Refining segment, is reported as a discontinued operation.

Cash conversion is a measure commonly used by investors to evaluate liquidity. Cash conversion means net cash provided by operating activities divided by EBITDA excluding LCM, gain or loss on sale of business and asset write-downs in excess of $10 million in aggregate for the period. We believe cash conversion is an important financial metric as it helps management and other parties determine how efficiently the company is converting earnings into cash.

These non-GAAP financial measures as presented herein, may not be comparable to similarly titled measures reported by other companies due to differences in the way the measures are calculated. In addition, we include calculations for certain other financial measures to facilitate understanding. This release contains time sensitive information that is accurate only as of the time hereof. Information contained in this release is unaudited and subject to change.
LyondellBasell undertakes no obligation to update the information presented herein except to the extent required by law.

Additional operating and financial information may be found on our website at investors.lyondellbasell.com.

###

Source: LyondellBasell Industries

Investor Contact: David Kinney +1 713-309-7141
Media Contact: Nick Facchin +1 713-309-4791

Table 2 - Reconciliations of Net (Loss) Income to Net Income Excluding Identified Items and to EBITDA Including and Excluding Identified Items
	Three Months Ended			Nine Months Ended
Millions of U.S. dollars	September 30 2025	June 30 2025	September 30 2024	September 30 2025	September 30 2024
Net (loss) income	$(890)	$115	$573	$(598)	$1,970
Identified items
less: Loss (gain) on sale of business, pre-tax(a)	6	—	—	6	(293)
add: Asset write-downs, pre-tax(b)	1,202	32	—	1,234	—
add: Cash Improvement Plan costs, pre-tax(c)	7	20	—	27	—
add: Dutch PO joint venture exit costs, pre-tax(d)	—	—	—	117	—
add: European transaction costs, pre-tax(e)	17	10	—	27	—
less: Loss (income) from discontinued operations, pre-tax(f)	83	47	70	(66)	44
add: (Benefit from) provision for income taxes related to identified items	(95)	(22)	(17)	(105)	62
Net income excluding identified items	$330	$202	$626	$642	$1,783

Net (loss) income	$(890)	$115	$573	$(598)	$1,970
(Benefit from) provision for income taxes	(49)	62	134	91	505
Depreciation and amortization	350	332	381	1,005	1,133
Interest expense, net	109	97	82	283	251
EBITDA	(480)	606	1,170	781	3,859
Identified items
less: Loss (gain) on sale of business(a)	6	—	—	6	(293)
add: Asset write-downs(b)	1,202	32	—	1,234	—
add: Cash Improvement Plan costs(c)	7	20	—	27	—
add: Dutch PO joint venture exit costs(d)	—	—	—	117	—
add: European transaction costs(e)	17	10	—	27	—
less: EBITDA from discontinued operations(f)	83	47	35	(66)	(68)
EBITDA excluding identified items	$835	$715	$1,205	$2,126	$3,498

(a) In September 2025, we sold our U.S. specialty powders business, resulting in the recognition of a loss in our Advanced Polymer Solutions ("APS") segment. In 2024, we sold our U.S. Gulf Coast-based Ethylene Oxide and Derivatives ("EO&D") business, resulting in the recognition of a gain in our Intermediates & Derivatives ("I&D") segment.
(b) Includes asset write-downs in excess of $10 million in aggregate for the period. For the nine months ended September 30, 2025, we recognized non-cash asset write-downs of $1,234 million, which included non-cash goodwill impairment charges of $400 million in our Olefins & Polyolefins – Europe, Asia & International ("O&P-EAI") segment and $572 million in our APS segment, non-cash impairment charges of $111 million for intangible assets and $99 million for property, plant, and equipment in our APS segment, and non-cash impairment charges of $43 million for property, plant and equipment related to the European assets classified as held for sale within our O&P-EAI segment.
(c) In April 2025, the Company announced the Cash Improvement Plan, focused on strengthening financial performance, which resulted in employee-related charges across all segments.
(d) In March 2025, we announced plans to permanently close our Dutch PO joint venture asset within the I&D segment, resulting in the recognition of shutdown-related costs.
(e) In June 2025, we announced plans to sell select olefins & polyolefins assets and the associated business in Europe, resulting in selling expenses, separation costs and employee-related charges in our O&P-EAI segment.
(f) In February 2025, we ceased business operations at our Houston refinery. Accordingly, our refining business, previously disclosed as the Refining segment, is reported as a discontinued operation. The related operating results of our refining business are reported as discontinued operations for all periods presented.

Table 3 - Reconciliation of Diluted EPS to Diluted EPS Excluding Identified Items
	Three Months Ended			Nine Months Ended
	September 30 2025	June 30 2025	September 30 2024	September 30 2025	September 30 2024
Diluted (loss) earnings per share	$(2.77)	$0.34	$1.75	$(1.89)	$6.00
Identified items
less: Loss (gain) on sale of business	0.02	—	—	0.02	(0.68)
add: Asset write-downs(a)	3.51	0.07	—	3.58	—
add: Cash Improvement Plan costs	0.01	0.05	—	0.06	—
add: Dutch PO joint venture exit costs	—	—	—	0.27	—
add: European transaction costs	0.05	0.03	—	0.08	—
less: Loss (income) from discontinued operations	0.19	0.13	0.16	(0.16)	0.11
Diluted earnings per share excluding identified items	$1.01	$0.62	$1.91	$1.96	$5.43

(a) Includes asset write-downs in excess of $10 million in aggregate for the period.

Table 4 - Calculation of Cash and Liquid Investments and Total Liquidity
Millions of U.S. dollars	September 30 2025
Cash and cash equivalents and restricted cash	$1,801
Short-term investments	—
Cash and liquid investments	1,801
add:
Availability under Senior Revolving Credit Facility	3,750
Availability under U.S. Receivables Facility	900
Total liquidity	$6,451

Table 5 - Calculation of Cash Conversion
Three Months Ended
Millions of U.S. dollars	September 30 2025
Net cash provided by operating activities	$983
divided by:
EBITDA excluding LCM, gain or loss on sale of business and asset write-downs(a)	$728
Cash conversion	135%

(a) See Table 6 for a reconciliation of net cash provided by operating activities to EBITDA including and excluding LCM, gain or loss on sale of business and asset write-downs in excess of $10 million in aggregate for the period.

Table 6 - Reconciliation of Net Cash Provided by Operating Activities to EBITDA Including and Excluding LCM, Gain or Loss on Sale of Business and Asset Write-Downs
Three Months Ended
Millions of U.S. dollars	September 30 2025
Net cash provided by operating activities	$983
Adjustments:
Depreciation and amortization	(350)
Impairments	(1,202)
Amortization of debt-related costs	(3)
Share-based compensation	(15)
Equity loss, net of distributions of earnings	(20)
Deferred income tax benefit	163
Loss on sale of business	(6)
Changes in assets and liabilities that (provided) used cash:
Accounts receivable	(212)
Inventories	(149)
Accounts payable	150
Other, net	(229)
Net loss	(890)
Benefit from income taxes	(49)
Depreciation and amortization	350
Interest expense, net	109
EBITDA	(480)
add: LCM charges	—
less: Loss on sale of business(a)	6
add: Asset write-downs(b)	1,202
EBITDA excluding LCM, gain or loss on sale of business and asset write-downs	$728

(a) In September 2025, we sold our U.S. specialty powders business, resulting in the recognition of a loss in our APS segment.
(b) Includes asset write-downs in excess of $10 million in aggregate for the period. For the three months ended September 30, 2025, we recognized non-cash asset write-downs of $1,202 million, which included non-cash goodwill impairment charges of $400 million in our O&P-EAI segment and $572 million in our APS segment, non-cash impairment charges of $111 million for intangible assets and $99 million for property, plant and equipment in our APS segment, and non-cash impairment charges of $11 million for property, plant and equipment related to the European assets classified as held for sale within our O&P-EAI segment.